                                                            Exhibit 11


                   UNITED TECHNOLOGIES CORPORATION
                           AND SUBSIDIARIES

                  COMPUTATION OF PER SHARE EARNINGS



                                                              Three Months Ended
                                                                   June 30,
In Millions of Dollars (except per share amounts)             1995           1994

Earnings applicable to Common Stock                    $        211   $        160
ESOP Convertible Preferred Stock adjustment                       5              4

Net earnings for calculation of primary and fully
  diluted earnings per share                           $        216   $        164

Average number of common shares and common stock
  equivalents outstanding during period (four month-
  end average)                                          130,964,343    133,189,518
Fully diluted average number of common shares and
  common stock equivalents outstanding during period
  (four month-end average)                              131,294,781    133,361,893

Primary earnings per common share                      $       1.65   $       1.23
Fully diluted earnings per common share (Note1)        $       1.64   $       1.23




Note 1 - Fully diluted earnings per common share is less than 3% dilutive and is not shown separately on the Condensed Consolidated Statement of Operations.

                                                            Exhibit 11


                   UNITED TECHNOLOGIES CORPORATION
                           AND SUBSIDIARIES

                  COMPUTATION OF PER SHARE EARNINGS



                                                               Six Months Ended
                                                                   June 30,
In Millions of Dollars (except per share amounts)             1995           1994

Earnings applicable to Common Stock                    $        340   $        222
ESOP Convertible Preferred Stock adjustment                      10              8

Net earnings for calculation of primary and fully
  diluted earnings per share                           $        350   $        230

Average number of common shares and common stock
  equivalents outstanding during period (seven month-
  end average)                                          130,376,338    132,986,086
Fully diluted average number of common shares and
  common stock equivalents outstanding during period
  (seven month-end average)                             131,125,451    133,155,254

Primary earnings per common share                      $       2.68   $       1.73
Fully diluted earnings per common share (Note 1)       $       2.67   $       1.73




Note 1 - Fully diluted earnings per common share is less than 3% dilutive and is not shown separately on the Condensed Consolidated Statement of Operations.